UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 1)

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

CHARTER FINANCIAL CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EXPLANATORY NOTE

This Amendment No. 1 to the Definitive Proxy Statement of Charter Financial Corporation filed with the Securities and Exchange Commission on January 5, 2018 (the “2018 Proxy Statement”) is being filed to correct certain disclosures in the 2018 Proxy Statement.

The following information supersedes and replaces in its entirety the section of the 2018 Proxy Statement entitled “Executive Compensation–Potential Payments Upon Termination or Change-in-Control.”

Potential Payments Upon Termination or Change-in-Control

The following table sets forth the severance payments and benefits that would have been payable to Messrs. Robert Johnson and Curti Johnson under their employment agreements, and to Messrs. Kollar and Washam under their respective change in control agreements, if they had terminated employment on September 30, 2017. The table excludes amounts earned and accrued through September 30, 2017 that would be paid in the normal course of continued employment, such as accrued but unpaid salary, and vested amounts under the executives’ Supplemental Retirement Plan Agreements.

Reason for Termination		Robert L. Johnson		Curtis R. Kollar		Lee W. Washam		Curti M. Johnson
Termination due to Disability	Cash Severance	$180,327	(1)	N/A		N/A		$232,396	(2)

Termination due to Disability after a Change-in-Control	Cash Severance	$180,327	(1)	$102,883	(1)	$119,596	(1)	$232,396	(2)

Termination without Cause or for Good Reason	Cash Severance	$2,266,955	(3)	N/A		N/A		$613,213	(5)

Termination without Cause or for Good Reason in connection with Change-in-Control	Cash Severance	$2,313,356	(4)	$584,797	(5)	$656,220	(5)	$613,213	(5)

(1)	Amount reflects base salary continuation for 180 days (6 months).
(2)	Amount reflects base salary continuation for 365 days (12 months), plus the cost of continued group health coverage for 12 months.
(3)	Amount reflects lump sum payment equal to three times the average W-2 compensation for the preceding five years (including any pre-tax contributions to a 401(k) or other tax-qualified plan, and any director fees).
(4)	Amount reflects lump sum payment equal to three times the average W-2 compensation for the preceding five years (including any pre-tax contributions to a 401(k) or other tax-qualified plan, and any director fees), plus a payment equal to the monthly cost of group medical, dental, vision and/or prescription drug plan multiplied by 36.
(5)	Amount reflects two times the sum of salary, bonus, short-term and long-term cash compensation and other cash consideration for the previous calendar year, payable in a lump sum (in the case of Messrs. Kollar and Washam) or in 24 equal monthly installments (in the case of Mr. Johnson), plus a lump sum payment equal to the monthly cost of group medical, dental, vision and/or prescription drug plan multiplied by 24.